UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2013

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) has adopted, with the approval of the Federal Housing Finance Agency (FHFA), in consultation with the US Department of the Treasury (Treasury), the 2014 Executive Management Compensation Program for Virginia-Based Covered Officers and the 2014 Executive Management Compensation Program for Non-Virginia-Based Covered Officers (together, the 2014 EMCP). The 2014 EMCP covers the compensation of Freddie Mac executives in the following positions: chief operating officer (COO), executive vice presidents (EVPs), and senior vice presidents (SVPs) (each, a Covered Officer), unless an executive’s participation as a Covered Officer is specifically excluded in a separate agreement.

As discussed in the Report on Form 8-K filed on October 25, 2013, termination of the 2013 Executive Management Compensation Program was required under Internal Revenue Service (IRS) rules, because of the termination of the pension component of the Federal Home Loan Mortgage Corporation Supplemental Executive Retirement Plan. The primary difference between the 2014 EMCP and the 2013 Executive Management Compensation Program is that Covered Officers will earn interest on Deferred Salary to comply with IRS rules. This interest income will accrue at one-half of the one-year Treasury Bill rate in effect on the last business day immediately preceding the year in which Deferred Salary is earned. For example, interest income will accrue in 2014 at one-half of the one-year Treasury Bill rate in effect on December 31, 2013.

Copies of the 2014 Executive Management Compensation Program for Virginia-Based Covered Officers and the 2014 Executive Management Compensation Program for Non-Virginia-Based Covered Officers are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Participation in the 2014 EMCP is conditioned on the Covered Officer’s agreement to the terms and conditions set forth therein and in the 2013 Executive Management Compensation Program Recapture and Forfeiture Agreement (the Recapture Agreement). A Covered Officer who does not agree to the terms of both the 2014 EMCP and the Recapture Agreement will receive only Base Salary. The terms of the Recapture Agreement are described in the Report on Form 8-K filed on June 12, 2013.

The following description of the 2014 EMCP is based on the provisions of the 2014 Executive Management Compensation Program for Virginia-Based Covered Officers, which are substantially equivalent to those of the 2014 Executive Management Compensation Program for Non-Virginia-Based Covered Officers.

Under the 2014 EMCP, a Covered Officer’s target total direct compensation (Target TDC) is the sum of Base Salary and Deferred Salary, each of which is paid in cash.

Base Salary

Base Salary is earned and paid on the company’s standard payroll cycle and cannot exceed $500,000 without FHFA approval.

Deferred Salary

The portion of Target TDC not paid in Base Salary is Deferred Salary, which is earned on the company’s standard payroll cycle. The amount earned in each quarter, plus interest earned on that amount, will be paid in cash on the last business day of the corresponding quarter of the following calendar year (the Approved Payment Schedule).

Deferred Salary consists of the following two elements:

•

At-Risk Deferred Salary – At-Risk Deferred Salary is equal to 30% of the Covered Officer’s Target TDC. The amount of At-Risk Deferred Salary earned in a calendar year is subject to reduction based on corporate and individual performance as follows:

•

One-half of At-Risk Deferred Salary (or 15% of Target TDC) is subject to reduction based on an assessment by the Compensation Committee of the Board of Directors (the Committee) and FHFA of performance against Conservatorship Scorecard objectives relevant for the calendar year in which the At-Risk Deferred Salary is earned. The reduction can range from 0% (no reduction) to 100% (the maximum reduction).

•

One-half of At-Risk Deferred Salary (or 15% of Target TDC) is subject to reduction based on the Covered Officer’s performance against individual objectives and an assessment of the company’s performance against the Complementary Corporate Goals, each relevant for the calendar year in which the At-Risk Deferred Salary is earned. The total reduction can range from 0% (no reduction) to 100% (the maximum reduction).

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The Covered Officer’s performance during the calendar year will be assessed by the chief executive officer, in his/her sole discretion, pursuant to the performance assessment and reduction process in effect for such year.

At-Risk Deferred Salary payments for Covered Officers are subject to review and approval by the Committee and FHFA.

•

Fixed Deferred Salary – Fixed Deferred Salary is equal to the Covered Officer’s Target TDC less Base Salary and less At-Risk Deferred Salary and is not subject to reduction based on either corporate or individual performance.

•

Interest on Deferred Salary – Interest will be credited on the amount of a Covered Officer’s At-Risk and Fixed Deferred Salary earned during each calendar quarter. The interest rate used is one-half the one-year Treasury Bill rate in effect on the last business day immediately preceding the year in which Deferred Salary is earned. The amount on which interest is accrued will take into account any reduction for corporate and/or individual performance applicable to a Covered Officer’s At-Risk Deferred Salary and any reduction applicable to a Covered Officer’s Fixed Deferred Salary resulting from certain terminations of employment. Interest is earned from the first day of the calendar quarter following the quarter during which the Deferred Salary is earned through the payment date under the Approved Payment Schedule or, in the event of death, the actual payment date. The amount of interest payable with respect to a Covered Officer’s Deferred Salary will be determined as of the payment date and will be paid at the same time as the Deferred Salary to which it relates.

Impact on Retirement, Executive, and Welfare Plans

The treatment of Base Salary and Deferred Salary as compensation for purposes of Freddie Mac’s retirement and welfare benefit plans is governed by the actual terms of those plans. Any Base Salary or Deferred Salary a Covered Officer receives after termination of employment is not treated as compensation for purposes of any Freddie Mac retirement or welfare benefit plan.

Treatment Upon Termination

Base Salary – Base Salary will cease upon termination of employment, regardless of the reason for such termination.

At-Risk Deferred Salary – The timing and payment of any unpaid portion of At-Risk Deferred Salary is based on the reason for termination of employment, as follows:

•

Forfeiture Event – All earned but unpaid At-Risk Deferred Salary is subject to forfeiture if a Covered Officer is terminated due to the occurrence of an event or conduct described in the Recapture Agreement;

•

Death – All earned but unpaid At-Risk Deferred Salary is paid as soon as administratively possible, but not later than 90 calendar days after the date of death, subject to the terms and conditions of the Recapture Agreement; and

•	Any Other Reason – All earned but unpaid At-Risk Deferred Salary is paid in accordance with the Approved Payment Schedule, subject to the terms and conditions of the Recapture Agreement.

Payment of earned but unpaid At-Risk Deferred Salary and related interest following a termination of employment shall be subject to the performance assessment and reduction process, which is waived in cases of death or long-term disability if the process is not complete as of the termination date. The performance and assessment process will be considered complete when both the Committee and FHFA have approved any corporate and/or individual reductions.

Fixed Deferred Salary – The timing and payment of any unpaid portion of Fixed Deferred Salary is based on the reason for termination of employment, as follows:

•

Forfeiture Event – All earned but unpaid Fixed Deferred Salary is subject to forfeiture if a Covered Officer is terminated due to the occurrence of an event or conduct described in the Recapture Agreement;

•

Death – All earned but unpaid Fixed Deferred Salary is paid in full as soon as administratively possible, but not later than 90 calendar days after the date of death, subject to the terms and conditions of the Recapture Agreement; and

•	Any Other Reason – All earned but unpaid Fixed Deferred Salary is paid in accordance with the Approved Payment Schedule, subject to the terms and conditions of the Recapture Agreement.

A Covered Officer’s unpaid Fixed Deferred Salary will be reduced by 2% for each full or partial month by which the termination precedes January 31 of the second calendar year following the calendar year in which the Fixed Deferred Salary is earned. This reduction will not be applied in cases of death, long-term disability or retirement. For purposes of the 2014 EMCP, a Covered Officer is considered to have retired when s/he voluntarily terminates employment after attaining or exceeding 65 years of age, regardless of the Covered Officer’s length of service.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	2014 Executive Management Compensation Program for Virginia-Based Covered Officers
10.2	2014 Executive Management Compensation Program for Non-Virginia-Based Covered Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: December 10, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2014 Executive Management Compensation Program for Virginia-Based Covered Officers
10.2	2014 Executive Management Compensation Program for Non-Virginia-Based Covered Officers